Exhibit 99.1

Inno Holdings Inc. Announces 1-for-24 Reverse Stock Split as Part of Strategic Nasdaq Compliance Initiative

Hong Kong, December 18, 2025 (GLOBE NEWSWIRE) — INNO HOLDINGS INC. (NASDAQ: INHD) (“INNO” or the “Company”), a trade-focused electronic products trading company and a holding company incorporated in the State of Texas, today announced that its Board of Directors has approved an 1-for-24 reverse stock split of all its issued and outstanding common stock pursuant to the authorization grated from a special meeting of the Company’s stockholders on August 11, 2025. On December 18, 2025, the Company will file an amendment to its certificate of formation with the Secretary of State of the State of Texas to effect the reverse split. The reverse stock split will become effective on December 22, 2025 at 12:01 a.m., Eastern Time.

The Company’s common stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “INHD” and will begin trading on a split-adjusted basis when the market opens on December 22, 2025. The new CUSIP number for the common stock following the reverse stock split will be 4576JP307.

At the effective time of the reverse stock split, every 24 shares of the Company’s issued and outstanding common stock will be automatically reclassified and combined into 1 share of common stock. This will reduce the number of issued and outstanding shares of common stock from 97,948,480 shares to approximately 4,081,187 shares, subject to adjustment for rounding. No fractional shares will be issued; instead, any fractional entitlements will be rounded up to the next highest whole number at the participant level.

The reverse stock split is a proactive measure as part of the Company’s strategic plan to maintain compliance with Nasdaq’s continued listing requirements, while also strengthening the Company’s long-term capital structure.

About Inno Holdings Inc.

INNO is a trade-focused electronic products trading company and a holding company incorporated in the State of Texas. The Company has operations primarily in Hong Kong and is continuing to grow its sales and distribution network in the electronic products trading industry. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com